                                                                  Exhibit 21



                      SUBSIDIARIES OF HICKORY TECH CORPORATION

                                                          Jurisdiction of
     Subsidiaries                                          Incorporation
     ------------                                         ---------------
Mankato Citizens Telephone Company                          Minnesota
Mid-Communications, Inc.                                    Minnesota
Cable Network, Inc.                                         Minnesota
Heartland Telecommunications Company of Iowa, Inc.          Minnesota
Amana Colonies Telephone Company                            Minnesota
National Independent Billing, Inc.                          Minnesota
Collins Communications Systems Co.                          Minnesota
Digital Techniques, Inc.                                    Texas


All such subsidiaries are 100%-owned by Hickory Tech Corporation. The financial statements of all such subsidiaries are included in the Consolidated Financial Statements of Hickory Tech Corporation.


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